Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Timothy A. Johnson
Vice President, Strategic
Planning and Investor Relations
614-278-6622

BIG LOTS, INC. ANNOUNCES PARTICIPATION IN UPCOMING ICR XCHANGE INVESTOR CONFERENCE

COMPANY INCREASES FOURTH QUARTER GUIDANCE

Columbus, Ohio – January 12, 2010 – Big Lots, Inc. (NYSE: BIG) announced today that it is participating in the upcoming 12th Annual ICR Xchange Investor Conference.  On Thursday, January 14, Steve Fishman, Chairman, Chief Executive Officer and President, is scheduled to give a presentation which will be broadcast live beginning at approximately 4:40 p.m. Eastern Time.  This live audio webcast will be available through www.biglots.com in the Investor Relations section of the website.  If you are unable to join the live webcast, an archive of the presentation will be available through www.biglots.com and will remain available through midnight on Thursday, January 21, 2010.

In anticipation of this event, we are updating our sales expectations for the fourth fiscal quarter ending January 30, 2010.  Based on sales results quarter-to-date and our forecast for the balance of the quarter, we now expect a comparable store sales increase in the range of 3.5% to 4.5% compared to our previous guidance of an increase of 1.5% to 2.5% communicated on December 4, 2009.  Based on this higher level of sales, we now expect income from continuing operations for the fourth quarter of fiscal 2009 to be in the range of $1.19 to $1.24 per diluted share compared to our previous guidance of income from continuing operations of $1.09 to $1.14 per diluted share and last year’s record fourth quarter performance of $1.00 per diluted share.  Including the revised guidance for the fourth quarter of fiscal 2009, income from continuing operations (on a non-GAAP basis as scheduled below) for fiscal 2009 is now expected to be in the range of $2.25 to $2.30 per diluted share compared to fiscal 2008’s record income from continuing operations of $1.89 per diluted share.

From a merchandising perspective, all major merchandise categories have produced positive comps on a quarter-to-date basis with seasonal, home, furniture and hardlines, particularly the electronics department, having been the best performers.  Sales in our consumables category and the toys department are also above last year levels.

Big Lots is the nation’s largest broadline closeout retailer.  Currently, we operate 1,374 BIG LOTS stores in 47 states.  Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, and WISCONSIN TOY and with online sales at www.biglotswholesale.com.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

Reconciliation of Fiscal 2009 Updated Earnings Estimate (unaudited)

	Estimate (GAAP)	Adjustment*	Adjusted Estimate (non-GAAP)
Diluted earnings per share from continuing operations	$2.35 to $2.40	$0.10	$2.25 to $2.30

* Our updated earnings estimate for fiscal 2009 excludes the $13.0 million gain ($8.2 million net of tax, or $0.10 per diluted share) recognized in the third quarter of fiscal 2009 that related to the sale of real estate, as further discussed in our December 4, 2009 press release.  The adjusted diluted earnings per share from continuing operations is a “non-GAAP financial measure” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229), and it excludes this $13.0 million gain from the most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the current economic and credit crisis, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com